Execution Version

                                AMENDMENT NO. 1
                                       to
                    REVOLVING CREDIT AND SECURITY AGREEMENT

            THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") is made as of July 12, 2013 by and among FIRST TRUST SENIOR FLOATING RATE INCOME FUND II (the "Borrower"), LIBERTY STREET FUNDING LLC, as the Conduit Lender (the "Lender"), THE BANK OF NOVA SCOTIA, as Secondary Lender (the "Secondary Lender"), and THE BANK OF NOVA SCOTIA, as Agent (the "Agent") under that certain Revolving Credit and Security Agreement dated as of July 13, 2012 by and among the Borrower, the Lender, the Secondary Lender and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

            WHEREAS, the Borrower, the Lender, the Secondary Lender and the Agent are parties to the Credit Agreement;

            WHEREAS, the Borrower and the Agent are parties to the Fee Letter dated as of July 13, 2012 executed in connection with the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Fee Letter"); and

            WHEREAS, the Borrower has requested that the Lender, the Secondary Lender and the Agent agree to amend the Credit Agreement and the Fee Letter in certain respects, and the Lender, the Secondary Lender and the Agent agree to so amend the Credit Agreement and the Fee Letter.

            NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

      1.1. Section 1.01 of the Credit Agreement is hereby amended to insert the following new defined term in appropriate alphabetical order:

            ""Defaulted Asset" means an Asset, (a) other than a DIP Loan Asset, the Obligor of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceeding, (b) in respect of which there is a default or a breach of a material provision, in each case beyond any applicable grace period, under the agreements or documents evidencing, securing, governing or executed in connection with such Asset or (c) in respect of which a "default" or "event of default" has occurred and is continuing under the agreements or documents evidencing, securing, governing or executed in connection with such Asset."


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      1.2. The proviso in the definition of "Borrowing Base Eligible Asset"
appearing in Section 1.01 of the Credit Agreement is hereby amended to insert the following at the beginning of clause (i) thereof, before the words "a Derivatives Transaction": "a Defaulted Asset,".

      1.3. The definition of "Distressed Bond Asset" appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            ""Distressed Bond Asset" means, as of any date of determination, a Bond Asset which is rated less than "Ca" by Moody's or less than "CC" by S&P or which, if unrated, is in the reasonable judgment of the Adviser, of equivalent credit quality."

      1.4. The definition of "Distressed Loan Asset" appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            ""Distressed Loan Asset" means, as of any date of determination, a Loan Asset (a) in respect of which the related Obligor is rated less than "Ca" by Moody's or less than "CC" by S&P or which, if unrated, is in the reasonable judgment of the Adviser, of equivalent credit quality or (b) which is otherwise classified by the Adviser or the Borrower as "distressed" or "non-performing"."

      1.5. The definition of "Secondary Lender Stated Expiration Date" appearing in Section 1.01 of the Credit Agreement is hereby amended to delete therefrom the date "July 12, 2013" and insert therefor the following date: "July 11, 2014".

      1.6. The definition of "Total Commitment" appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            ""Total Commitment" means (i) from the date hereof to but excluding July 12, 2013, $175,000,000 and (ii) from and after July 12, 2013,
      $190,000,000, in each case as such amount may be reduced pursuant to
      Section 2.10. References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment then in effect, minus the outstanding principal amount of the Advances."

      1.7. Schedule VI of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule VI hereto. In addition, the Agent, the Lenders and the Secondary Lender hereby waive any Event of Default arising prior to the date hereof due to Neil B. Nielson's state of residence having been incorrectly listed on Schedule VI.

            2. Amendments to Fee Letter. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Fee Letter is hereby amended as follows:

      2.1. Paragraph 1 of the Fee Letter is hereby amended to delete therefrom the percentage "0.40%" and to insert therefor the following percentage: "0.35%".

      2.2. Paragraph 2 of the Fee Letter is hereby amended to delete therefrom the percentage "0.40%" and to insert therefor the following percentage: "0.35%".


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


            3. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

      (a)   the Agent shall have received:

              (i) duly executed counterparts of this Amendment from each of the
                  Borrower, the Lender, the Secondary Lender and the Agent;

             (ii) a certificate of a Responsible Officer of the Borrower certifying (i) as to its declaration of trust, by-laws, Valuation Procedures and Prospectus, (ii) as to the resolutions of its Trustees (in form and substance reasonably acceptable to the Agent) authorizing the execution and delivery of this Amendment and performance of this Amendment and the Credit Agreement and the Fee Letter as amended hereby,
                  (iii) as to the incumbency and specimen signatures of the officers authorized to execute this Amendment and any other documents delivered in connection herewith on behalf of the Borrower, (iv) that upon the effectiveness of this Amendment and after giving effect hereto, no Default or Event of Default has occurred and is continuing and (v) that upon the effectiveness of this Amendment and after giving effect hereto, all representations and warranties of the Borrower made in the Program Documents to which it is a party, as amended by this Amendment, are true and correct in all material respects (or, in the case of those representations and warranties that are qualified with materiality or Material Adverse Effect, true and correct in all respects);

            (iii) favorable written opinions of New York and Massachusetts counsel for the Borrower, in each case in form and substance reasonably acceptable to the Agent; and

             (iv) such other documents, instruments and agreements as the Agent shall reasonably request; and

      (b) the Conduit Lender shall have received an amendment fee equal to 0.05% of the Total Commitment in effect on the date hereof (after giving effect to this Amendment), which fee shall be in addition to, and not in lieu of any other fees, expenses, reimbursements, indemnities and any other amounts payable by the Borrower under or in connection with the Credit Agreement and shall be non-refundable once paid.

           4. Representations and Warranties of the Borrower.

      4.1. The Borrower hereby represents and warrants that this Amendment, and the Credit Agreement and the Fee Letter as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and general principles of equity).


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


      4.2. Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby (i) reaffirms all covenants, representations and warranties made in the Program Documents to which it is a party, as amended hereby, and agrees that all such representations and warranties are true and correct in all respects with respect to representations and warranties containing qualifications as to materiality or Material Adverse Effect, and true and correct in all material respects with respect to representations and warranties without qualifications as to materiality or Material Adverse Effect, in each case as of the effective date of this Amendment and (ii) certifies that no Default or Event of Default has occurred and is continuing.

           5. Effect on the Credit Agreement.

      5.1. Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference to the Credit Agreement in the Credit Agreement (including any reference therein to "this Agreement" "hereunder," "hereof," "herein" or words of like import referring thereto) or in any other Program Document shall mean and be a reference to the Credit Agreement as amended hereby.

      5.2. Upon the effectiveness of Section 2 hereof, on and after the date hereof, each reference to the Fee Letter in the Fee Letter (including any reference therein to "this Fee Letter" "hereunder," "hereof," "herein" or words of like import referring thereto) or in any other Program Document shall mean and be a reference to the Fee Letter as amended hereby.

      5.3. Except as specifically amended above, the Credit Agreement, the Fee Letter and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

      5.4. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent, the Lender or the Secondary Lender, nor constitute a waiver of any provision of the Credit Agreement, the Fee Letter or any other documents, instruments and agreements executed and/or delivered in connection therewith.

           6. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

           7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

           8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or in PDF format shall be deemed as effective as delivery of an originally executed counterpart.


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


           9. The Borrower's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Amendment is executed on behalf of the Borrower by the Borrower's officers as officers and not individually and the obligations imposed upon the Borrower by this Agreement are not binding upon any of the Borrower's trustees, officers or shareholders individually but are binding only upon the assets and property of the Borrower.


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


            IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                              FIRST TRUST SENIOR FLOATING RATE
                                              INCOME FUND II, as the Borrower


                                              By: /s/ Chris Fallow
                                                  ----------------------------
                                              Name:   Chris Fallow
                                              Title:  Assistant Vice President










                       SIGNATURE PAGE TO AMENDMENT NO. 1
                   TO REVOLVING CREDIT AND SECURITY AGREEMENT
               (FIRST TRUST SENIOR FLOATING RATE INCOME FUND II)

                                              LIBERTY STREET FUNDING LLC,
                                              as the Lender


                                              By: /s/ Jill A. Russo
                                                  ---------------------------
                                              Name:   Jill A. Russo
                                              Title:  Vice President










                       SIGNATURE PAGE TO AMENDMENT NO. 1
                   TO REVOLVING CREDIT AND SECURITY AGREEMENT
               (FIRST TRUST SENIOR FLOATING RATE INCOME FUND II)

                                              THE BANK OF NOVA SCOTIA,
                                              as the Secondary Lender


                                              By: /s/ Thane Rattew
                                                  ---------------------------
                                              Name:   Thane Rattew
                                              Title:  Managing Director




                                              THE BANK OF NOVA SCOTIA,
                                              as the Agent


                                              By: /s/ Thane Rattew
                                                  ---------------------------
                                              Name:   Thane Rattew
                                              Title:  Managing Director










                       SIGNATURE PAGE TO AMENDMENT NO. 1
                   TO REVOLVING CREDIT AND SECURITY AGREEMENT
               (FIRST TRUST SENIOR FLOATING RATE INCOME FUND II)

                                                                     SCHEDULE VI


JURISDICTION OF FORMATION

Massachusetts



PRINCIPAL OFFICE; TRUSTEE LOCATIONS

120 East Liberty Drive, Suite 400
Wheaton, IL 60187



NAMES USED BY THE BORROWER

First Trust/Four Corners Senior Floating Rate Income Fund II



NAMES AND STATES OF RESIDENCE OF TRUSTEES

Richard E. Erickson - Illinois
Thomas R. Kadlec - Illinois
Niel B. Nielson - Georgia
Robert F. Kieth - Illinois
James A. Bowen - Illinois